UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2013

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

Investment Transaction

On July 5, 2013, YOU On Demand Holdings, Inc. (the “Company”) entered into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”) with C Media Limited (the “Investor”), pursuant to which the Company sold to the Investor 2,285,714 shares of Series D 4% Convertible Preferred Stock of the Company (the “Series D Preferred Stock”) for $1.75 per share, or a total purchase price of $4,000,000.

In connection with the sale of the Series D Preferred Stock, the Company and the Investor agreed to act in good faith and with fair dealing to finalize an agreement, on or before October 31, 2013, for an additional investment of between $12 million and $21 million of a new class of preferred stock of the Company.  The subsequent investment, which would be designated as Series E Preferred Stock (the “Series E Preferred Stock”), would be contingent upon the Investor obtaining the required funds for the investment and the satisfaction of the closing conditions set forth in a Series E Preferred Stock Purchase Agreement (the “Series E Purchase Agreement”), which is attached as an exhibit to the Purchase Agreement (the “Series E Financing”).  The Company and the Investor further agreed that the terms of the Series E Preferred Stock would be substantially as set forth in the form of Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock (the “Series E Certificate of Designation”) attached as an exhibit to the Purchase Agreement, and that, if necessary, the Company would agree to use commercially reasonable efforts to obtain shareholder approval for the Series E Financing.  The forms of the Series E Purchase Agreement and Series E Certificate of Designations agreed to by the Company and the Investor simultaneously with consummation of the transactions are attached hereto as Exhibits 99.2 and 99.3, respectively.  While the Series E Purchase Agreement has not been executed by the parties and no party currently has any rights or obligations pursuant thereto, the Series E Certificate of Designations has not been filed with the Secretary of State of Nevada and no shares of Series E Preferred Stock are issued or outstanding, the Company and the Investor have agreed that the material terms set forth in the Series E Purchase Agreement and Series E Certificate of Designation are not subject to change, including, without limitation, that the price per share of the Series E Preferred Stock would be $1.75 and that the promissory note in the principal amount of $3,000,000, dated May 10, 2012 (as thereafter amended), issued by the Company to Shane McMahon would be, at Mr. McMahon’s option, convertible into shares of Series E Preferred Stock at a conversion price of $1.75 per share or repayable at any time upon demand by Mr. McMahon.  In addition, Mr. McMahon  and the Investor entered into an agreement whereby Mr. McMahon agreed that upon the consummation of the Series E Financing he will exchange all shares of the Company’s Series A Preferred Stock owned by him for 933,333 shares of the Investor’s Series E Preferred Stock received in the Series E Financing,  and then to immediately convert all such shares of Series E Preferred Stock into shares of the Company’s common stock.

Series D Preferred Stock

In connection with the closing of the sale of the Series D Preferred Stock, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series D 4% Convertible Preferred Stock with the Secretary of State of the State of Nevada (the “Certificate of Designation”).  2,500,000 shares of Series D Preferred Stock have been authorized for issuance in accordance with the Certificate of Designation.   The holder of the shares of Series D Preferred Stock are entitled to receive cumulative dividends of 4% per annum, payable at the Company’s option in cash or shares of the Company’s common stock.  The Series D Preferred Stock is entitled to vote on all matters submitted to a vote of the Company’s stockholders and is entitled to the number of votes equal to the lesser of (i) the number of whole shares of Common Stock into which such shares of Series D Preferred Stock are then convertible, and (ii) the number of whole shares of Common Stock issuable if the conversion price of the Series D Preferred Stock is $1.73.  In addition, the holder of the Series D Preferred Stock is entitled to elect one director to the Company’s board of directors (the “Board”), provided that at such time as the holder(s) of shares of Series D Preferred Stock hold less than 5% of the total voting securities of the Company, the right to appoint a director shall no longer be effective.

The Certificate of Designation provides that, so long as at least 25% of the Series D Preferred Stock remains outstanding, the Company will not, without the consent of the holders of a majority of the outstanding Series D Preferred Stock, and except as otherwise provided in the Certificate of Designation, (i) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any material merger, acquisition or consolidation, or sale of all or substantially all of the assets of the Company, (ii) except as provided in the Purchase Agreement, amend, alter or repeal any provision of the Articles of Incorporation or bylaws of the Company in a manner adverse to the rights of the Series D Preferred Stock, (iii) alter or change the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (iv) directly and/or indirectly, designate, issue, authorize, create or otherwise permit to exist, any additional shares of senior or parity securities, (v) directly and/or indirectly increase the number of authorized shares of Series D Preferred Stock, (vi) purchase or redeem (or permit any subsidiary to purchase or redeem) any junior, senior or parity securities, (vii) directly and/or indirectly create, incur or assume any liability or indebtedness for borrowed money that is secured other than equipment leases and other permitted indebtedness, (viii) directly and/or indirectly create, incur or assume any liability or indebtedness for borrowed money that is unsecured, (ix) sell, lease, license, surrender, relinquish, encumber, pledge, transfer, amend, convey or otherwise dispose of substantially all of the business, property or assets (whether tangible or intangible) of the Company, (x) enter into any transaction with any affiliate of the Company which would be required to be disclosed in any public filing with the U.S. Securities and Exchange Commission, unless such transaction is expressly approved by a majority of the disinterested directors of the Company, (xi) except with respect to Jinan Guangdian Jia He Broadband Co., Ltd., Beijing China Broadband Network Technology Co., Ltd.,  and Shandong Lushi Media Co., Ltd. and their respective direct or indirect subsidiaries, create or hold capital stock in any subsidiary that is not wholly owned (either directly or through one or more subsidiaries) by the Company, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary, (xii) increase or decrease the authorized number of directors constituting the  Board, (xiii) effect any material change to the Company’s business of media content distribution, (xiv) increase the number of shares of common stock authorized under the Company’s stock option plan, or (xv) alter or change the powers, preferences or rights or increase the number of outstanding shares of any series of preferred stock in a manner adverse to the rights of the Series D Preferred Stock or in a manner that makes any designated series of any preferred stock into parity or senior securities.

Each share of Series D Preferred Stock is initially convertible into one share of common stock, subject to adjustment as provided for in the Certificate of Designation.  In addition, in the event that the Series E Financing is not consummated on or prior to October 31, 2013, the Series D Preferred Stock will become immediately redeemable in whole or in part at the holder’s option for a price per share equal to the per share stated value set forth in the Certificate of Designation plus all unpaid and accrued dividends (whether or not declared), and such redemption payment is payable upon written demand on any date that is 18 months or later after the initial issuance date of the Series D Preferred Stock.

Until such time as the Company obtains the approval of shareholders, then Company may not issue, upon conversion of the Series D Preferred Stock, a number of shares of the Company’s common stock which would exceed 19.99% of the issued and outstanding shares of the Company’s common stock as of immediately prior to the issuance of the Series D Preferred Stock.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Certificate of Designation or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Certificate of Designation attached hereto as Exhibit 4.1.

Purchase Agreement and Other Transaction Documents

Purchase Agreement

The Purchase Agreement contains customary representations, warranties and covenants. In addition, the Company and the Investor have agreed that, during the period from the date of the Purchase Agreement until the earlier of (a) the closing of the Series E Financing, (b) October 31, 2013, or (c) the date on which the Investor confirms in writing that it will not pursue the Series E Financing, the Company will not, without the consent of the Investor, and except as provided in the Purchase Agreement, (i) make a capital expenditure of more than $50,000, (ii) enter into any or amend any contractual obligation set forth in the Purchase Agreement, other than in the ordinary course of business, or, in any event, involving more than $50,000, (iii) enter into, modify, make, renew, extend or otherwise alter any credit agreement, note or other similar agreement or instrument to which the Company or a subsidiary is a party, or incur or otherwise become liable with respect to any indebtedness which, in the aggregate, exceeds $50,000, other than trade payables incurred in the ordinary course of business and consistent with past practice, (iv) enter into any contractual obligation with respect to the acquisition of any material business, assets or property, (v) form any joint venture or partnership, (vi) sell, lease, license, surrender, relinquish, encumber, pledge, transfer, amend, convey or otherwise dispose of any business, property or assets having a material market value, (vii) fail to maintain any material property of the Company or any of its subsidiaries in customary repair, order and condition consistent with the Company’s or such subsidiary’s current maintenance policies, (viii) discontinue, permit to lapse or otherwise fail to keep in full force and effect any material policies of insurance or knowingly take any action that would cause any such policy to terminate or be terminable prior to the expiration of its stated term, (ix) except as required by applicable law, take such actions regarding certain tax matters set forth in the Purchase Agreement, (x) purchase, redeem or otherwise acquire, split, combine or reclassify, directly or indirectly, any of the common stock or other equity securities of the Company, (xi) except for exempt issuances as set forth in Certificate of Designation, issue or sell, or issue any rights to purchase or subscribe for, or subdivide or otherwise change, any shares or the Company’s or any of its subsidiaries’ stock or other securities or similar rights, (xii) declare or pay any dividends on or make other distributions, directly or indirectly, in respect of the Company’s common stock; (xiii) amend the Articles of Incorporation or bylaws of the Company or the organizational documents of any subsidiary, (xiv) except for a claim for which the Company will be repaid all amounts payable thereunder or will not otherwise be responsible for any such payments, settle any material claim of, or against, the Company or its subsidiaries for an amount in excess of $250,000, (xv) change any method of accounting or accounting practice used by the company or any of its subsidiaries, (xvi) cause or permit, by any act or failure to act, any material license to expire or to be revoked, suspended, or modified, or (xvii) maintain any significant amount of investments in or trade in equities or other speculative securities.  The Company has also committed to adhere and comply, in all material respects, with a 12 month budget agreed to between the Company and the Investor.

Pursuant to the Purchase Agreement, the Company is obligated to file a registration statement with the U.S. Securities and Exchange Commission on or before November 1, 2013, to register the shares of common stock underlying the Series D Preferred Stock; similar registration obligations will apply to the shares of common stock underlying the Series E Preferred Stock, if the Series E Financing is consummated.  In addition, the Company agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days of the filing.  If the registration statement is not effective within ninety days of the closing, the Company will be obligated to pay to the Investor an amount equal to 1% of the purchase price paid by the Investor for each 30-day period or pro rata for any portion thereof following the date by which the registration statement should have been effective until the registration is declared effective; provided, however, that in no event shall the aggregate amount of registration delay payments exceed, in the aggregate, 10% of the purchase price paid by the Investor.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Purchase Agreement or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1.

Other Transaction Documents

In connection with the sale of the Series D Preferred Stock and to induce the Investor to consummate the Series E Financing, each of Messrs. Shane McMahon and Weicheng Liu entered into separate voting agreements with the Investor pursuant to which, among other things, Messrs. McMahon and Liu agreed, during the terms of their respective voting agreements, to vote all voting securities of the Company held by them (i) in favor of the issuance and sale of the Series D Preferred Stock, and (ii) in favor of the issuance and sale of the Series E Preferred Stock as contemplated in the Series E Purchase Agreement, including in each case any votes required under NASDAQ rules, Nevada Revised Statutes, or the Company’s Articles of Incorporation or Amended and Restated Bylaws, as amended.  In addition, Messrs. McMahon and Liu agreed, during the term of their respective voting agreements, to vote all voting securities of the Company held by them (y) against any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under either the Purchase Agreement or the Series E Purchase Agreement, or of Mr. McMahon or Mr. Liu under their respective voting agreements, and (z) against any action, proposal, transaction or agreement that could, in any material respect, reasonably be expected to impede, interfere with, delay, adversely affect or inhibit the timely consummation of the issuance and sale of the Series D Preferred Stock or Series E Preferred Stock or the fulfillment of the Investors or the Company’s obligations under the Purchase Agreement or Series E Purchase Agreement, or change in any manner the voting rights of any class of shares of the Company.

The term of the voting agreements survive until such time as the Company obtains shareholder approval for the issuance and sale of the Series E Preferred Stock and the NASDAQ rules regarding such approval have been satisfied; provided that if the Series E Purchase Agreement is not executed on or before October 31, 2013, the voting agreements shall terminate upon the Company obtaining shareholder approval for the issuance and sale of the Series D Preferred Stock required under NASDAQ rules such that the Series D Preferred stock will not be subject to a cap on conversion limitations.  In addition, Mr. McMahon has agreed to vote 2,285,714 of the shares of Company common stock owned by Mr. McMahon as directed by the Investor until the earlier of October 31, 2013 and closing of the Series E Financing.  Mr. McMahon has also agreed to reimburse the Company for certain contingent liabilities in the event realized and has entered into an Escrow Agreement with Citibank and the Company established in connection with the closing of the sale of the Series D Preferred Stock in connection therewith.

The Investor and Messrs. Shane McMahon and Weicheng Liu entered into a Right of First Refusal and Co-Sale Agreement (the “Investor Rights Agreement”).  Under the Investor Rights Agreement, if any of Mr. McMahon, Mr. Liu or the Investor proposes to sell or otherwise transfer any equity securities of the Company to a third party, such transferring party must give the other parties to the Investor Rights Agreement prior notice of such proposed sale or transfer.  Upon receipt of such notice, the Company has ten days in which to purchase all of the securities to be sold or transferred at the same price and on the same material terms and conditions as the proposed transaction.  If the Company declines to purchase such securities, the other parties to the Investor Rights Agreement have twenty days in which to purchase all of the securities to be sold or transferred at the same price and on the same material terms and conditions as the proposed transaction.  To the extent that the Investor, Mr. McMahon or Mr. Liu, as the case may be, does not exercise their right to purchase the securities offered by the transferring party, they shall have the right to participate in such sale of the securities on the same terms and conditions as the proposed transaction, and may sell up to such number of equity securities of the Company equal to their respective percentage ownership of all of the number of shares of Company common stock constituting or underlying all of the Company’s equity securities.

Each of the Investor, Mr. McMahon and Mr. Liu may sell up to the greater or (i) 2% of the Company’s outstanding equity securities and (ii) 20% of the equity securities held by them as of the date of the agreement, respectively, without triggering the rights of first refusal and co-sale discussed above.

The Investor Rights Agreement terminates immediately upon (i) the consummation of an underwritten public offering in which the Company receives gross proceeds of at least $20,000,000, (ii) the redemption of the Series D Preferred Stock in accordance with the Certificate of Designation, (iii) such time as the Investor owns less than 25% of the total outstanding equity securities of the Company that the Investor held as of the date of consummation of the transactions contemplated by the Purchase Agreement or the date of consummation of the Series E Financing, if such financing occurs, and (iv) a change of control or sale of all or substantially all of the assets of the Company.

Placement Agent

Chardan Capital Markets LLC (“Chardan”) acted as agent for the Company in connection with the offering, and received a cash fee from the proceeds of the offering equal to $318,000 and warrants to purchase an aggregate of 228,571 shares of the Company’s common stock at $1.75 per share.  The warrants issued to Chardan are exercisable for five years following the closing of the sale of the Series D Preferred Stock and may be exercised on a cashless basis.

Promissory Note

On July 2, 2013, at the Company’s request, Shane McMahon made a loan to the Company in the amount of $150,000 in order for the Company to make certain payments, pending consummation of the Series D investment transaction described in this Form 8-K.  In consideration for the loan, the Company issued a Promissory Note to Mr. McMahon in the aggregate principal amount of $150,000 (the “Note”).  The Note was to mature on the earlier of the Series D investment transaction, or, if that transaction was not consummated, six months from the date of issuance.  In connection with the closing of the transactions contemplated by the Purchase Agreement, the Company repaid all amounts owed to Mr. McMahon under the Note.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information pertaining to the Note discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information pertaining to the sale of shares of the Company’s Series D Preferred stock issued in connection with the offering discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.  The issuance of the Series D Preferred Stock and the underlying securities to the Investors pursuant to the Purchase Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company issued the shares of its common stock to the Investor in reliance from registration provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Rule 506 of Regulation D promulgated thereunder.  The Investor represented that it is an accredited investor as defined in Rule 501(a) under the Securities Act and that there was no general solicitation or advertising in connection with the offer and sale of the shares.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Simultaneous with closing of the sale of Series D Preferred Stock pursuant to the Purchase Agreement, Mr. Weicheng Liu was appointed as the Company’s Chief Executive Officer.  Mr. McMahon, who resigned from acting as Chief Executive Officer of the Company, will continue to serve as the Company’s principal executive officer of and Chairman of the Board.  Mr. Liu and Mr. McMahon each entered into amendments to their respective employment agreements, each dated August 30, 2010, effecting these changes.

Also in connection with the closing of the sale of the Series D Preferred Stock pursuant to the Purchase Agreement, the size of the Board was increased from five to six members and Mr. Xuesong Song was elected to the Board to fill the vacancy created by the Board’s expansion.

Mr. Song currently serves as the chairman of the board of directors and chief financial officer of China Growth Equity Investment Ltd., positions he has held since the company’s inception in January 2010. From May 2006 through January 2009, Mr. Song served as the chairman of ChinaGrowth North Acquisition Corporation, a special purpose acquisition company, which acquired UIB Group Limited in January 2009, the second largest insurance brokerage firm in China. Following the acquisition, Mr. Song served as a director of UIB Group Limited from January 2009 through May 2010. From May 2006 through January 2009, Mr. Song also served as the executive vice president of business development and a director of the board of ChinaGrowth South Acquisition Corporation, a special purpose acquisition company, which acquired Olympia Media Holdings Ltd. in January 2009, the largest privately owned newspaper aggregator and operator in China. Mr. Song has been a principal of Chum Capital Group Limited since August 2001, a merchant banking firm that invests in growth Chinese companies and advises them in financings, mergers & acquisitions and restructurings, and chief executive officer of Beijing Chum Investment Co., Ltd. since December 2001. From April 2005 to May 2010, Mr. Song served as the chairman and chief executive officer of Shanghai Jinqiaotong Enterprise Developments Corporation Ltd., a direct investment company. Mr. Song has also served as a director of Mobile Vision Communication Ltd. since July 2004.  Mr. Song received his M.B.A. from Oklahoma City/Tianjin Program and an Associate’s Degree in electrical engineering from Civil Aviation University of China.

The Board has determined that Mr. Song is “independent” as that term is defined under the NASDAQ listing standards.

The Company and Mr. Song have not entered into a formal agreement in connection with Mr. Song’s service on the Board, however the Company expects to enter into an Independent Director Contract with Mr. Song which will set forth, among other things, the compensation due to Mr. Song for service as a director.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information pertaining to the Certificate of Designation discussed in Item 1.01 of this Form 8-K is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Series D 4% Convertible Preferred Stock Certificate of Designation
10.1	Series D Preferred Stock Purchase Agreement, dated as of July 5, 2013, between the Company and the Investor
99.1	Press Release, dated as of July 11, 2013
99.2	Form of Series E Stock Purchase Agreement between the Company and the Investor
99.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: July 11, 2013	By:	/s/Marc Urbach
Marc Urbach
President and Chief Financial Officer